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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                             ----------------------

                Date of report (date of earliest event reported):

                                  MAY 15, 2002


                           NORTHGATE INNOVATIONS, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                 0-27828                       13-3779546
----------------------------     ------------             ----------------------
(State or Other Jurisdiction     (Commission                 (I.R.S. Employer
    of Incorporation)            File Number)             Identification Number)


                  16700 Gale Avenue, City of Industry CA 91745
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               (Address of principal executive offices) (Zip Code)


                                 (626) 923-6019
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              (Registrant's telephone number, including area code)


                           Mcglen Internet Group, Inc.
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         (Former name or former address, if changed since last report.)


================================================================================


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ITEM 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT.

Effective May 15, 2002, the Board of Directors of the Company dismissed BDO Seidman LLP ("BDO") as its independent auditors and approved the engagement of Corbin & Wertz ("C&W") as its independent auditors for the fiscal year ending December 31, 2002. The Company did not consult with C&W prior to their retention.

BDO did not resign or decline to stand for reelection, but were dismissed to allow the appointment of C&W.

During the past two years, BDO's audit opinion on the Registrant's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles. BDO's report was modified to include an explanatory paragraph where they expressed substantial doubt about the Registrant's ability to continue as a going concern.

There were no disagreements with BDO during the past two most recent fiscal years and through the date of their dismissal on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in
Item 304 (a)(1)(iv)(B) of Registration S-B, during that period of time.

Registrant has provided BDO with a copy of the disclosures Registrant is making in this 8-K in response to the disclosures required by Regulation S-B, Item 304(a). BDO has furnished Registrant with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by Registrant in response to this Item. Registrant has filed herewith BDO's letter as Exhibit 16.1 to this Form 8-K.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                NORTHGATE INNOVATIONS, INC.
                                        (Registrant)


Date: May 17, 2002              By: /s/Grant Trexler
                                    --------------------------------------------

                                Name: Grant Trexler
                                Its: Chief Financial Officer